EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the use in this Registration Statement on Form S-1 of our report dated April 25, 2006 relating to the financial statements as of December 31, 2005 and for the period from Inception (May 17, 2005) through December 31, 2005 of NorthernStar Natural Gas Inc. appearing in the Prospectus, which is part of this Registration Statement.
     We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/	MALONE & BAILEY, PC

Houston, Texas
December 12, 2006